Exhibit 99.1

News Release

South State Corporation Announces Merger with Park Sterling Corporation

Entry into VA and Expands Presence in the Carolinas and GA

COLUMBIA, SC & CHARLOTTE, NC - (April 27, 2017) – South State Corporation (NASDAQ:SSB) and Park Sterling Corporation (NASDAQ:PSTB) jointly announced today the signing of a definitive merger agreement. Combining the two companies will create a $14.5 billion in assets franchise operating throughout the Carolinas, Virginia and Georgia.

Headquartered in Charlotte, North Carolina, Park Sterling Corporation is the holding company for Park Sterling Bank, which has over 50 branches across NC, SC, VA and GA. This opportunity will allow for a deeper and denser market presence across the Southeast, a more robust commercial business strategy, a greater presence in Charlotte and entry into the Richmond market.

“Our partnership with Park Sterling is a natural next step. We both have a common vision for building a quality regional bank in the Southeast, and this is a significant step forward in accomplishing that goal,” said Robert R. Hill, Jr., CEO South State Corporation. “We are fortunate to have two great teams that operate in dynamic markets and we are excited about the opportunities this merger creates.”

As of March 31, 2017, Park Sterling Corporation had approximately $3.3 billion in assets, $2.5 billion in deposits and $2.5 billion in loans. Upon completion of the transaction, the combined company will have approximately $14.5 billion in assets, $11.5 billion in deposits and $10.4 billion in loans.

“Our team is proud to be partnering with South State to create what we believe will come to be recognized as the preeminent regional community banking franchise in the Southeast,” said James C. Cherry, CEO of Park Sterling Corporation. “This combination will substantially fulfill our vision of truly becoming big enough to have the talent and services necessary to help customers achieve their financial aspirations while still remaining small enough and passionate enough to care that they do.”

The merger agreement has been unanimously approved by the board of directors of each company. Pending regulatory and shareholder approvals and other customary closing conditions, the closing is anticipated to occur in the fourth quarter of 2017 and the system conversion is scheduled to occur in the first quarter of 2018. At closing, Park Sterling Corporation will be merged into South State Corporation, and Park Sterling’s bank subsidiary, Park Sterling Bank, will be merged into South State’s bank subsidiary, South State Bank.

Upon consummation of the merger, Cherry will be appointed to the combined company’s board of directors in addition to another individual to be mutually agreed upon and named at a later date.

Under the terms of the agreement, shareholders of Park Sterling Corporation will receive 0.14 shares of South State common stock for each share of Park Sterling common stock. The aggregate consideration is valued at approximately $690.8 million in the aggregate, based on 53,112,726 shares of Park Sterling common stock outstanding as of March 31, 2017 and on South State’s April 26, 2017 closing stock price of $91.90.

SSB will host a conference call to discuss the transaction at 10:00 a.m. EST on Thursday, April 27, 2017. Callers wishing to participate may call toll-free by dialing (877) 506-9272. The number for international participants is (412) 380-2004. The conference ID number is 10106225. To expedite access, please state your name and your company name when you reach an operator. Participants can also listen to the live audio webcast through the Investor Relations section of www.SouthStateBank.com. A replay will be available from 2 p.m. Eastern Time on April 27, 2017 until 9 a.m. on May 11, 2017. To listen to the replay, dial (877) 344-7529 or (412) 317-0088. The passcode is 10106225. The event will also be archived and available beginning April 27 by midnight Eastern Time in the Investor Relations section of www.SouthStateBank.com. Additionally, an investor presentation summarizing key operating assumptions, is available on SSB’s website at www.SouthStateBank.com under investor relations.

Keefe, Bruyette, & Woods, Inc. served as financial advisor, and Wachtell, Lipton, Rosen & Katz served as legal counsel to South State Corporation. Stephens Inc. served as financial advisor, and McGuireWoods LLP served as legal counsel to Park Sterling Corporation.

South State Corporation is the largest bank holding company headquartered in South Carolina. Founded in 1933, the company’s primary subsidiary, South State Bank, has been serving the financial needs of its local communities in 25 South Carolina counties, 15 Georgia counties and 4 North Carolina counties for over 80 years. The bank also operates Minis & Co., Inc. and South State Advisory, both registered investment advisors; and First Southeast Investor Services, Inc., a limited purpose broker-dealer. South State Corporation has assets of approximately $11.2 billion and its stock is traded under the symbol SSB on the NASDAQ Global Select Market. More information can be found at www.SouthStateBank.com.

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with $3.3 billion in assets, is the largest community bank headquartered in the Charlotte area and has 53 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to "Answers You Can Bank OnSM" Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. South State Corporation (“South State”) and Park Sterling Corporation (“Park Sterling”) caution readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between South State and Park Sterling; the outcome of any legal proceedings that may be instituted against South State or Park Sterling; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where South State and Park Sterling do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; South State’s ability to complete the acquisition and integration of Park Sterling successfully; credit risk associated with commercial real estate, commercial business and construction lending; interest risk involving the effect of a change in interest rates on both of South State’s and Park Sterling’s earnings and the market value of the portfolio equity; liquidity risk affecting each bank’s ability to meet its obligations when they come due; price risk focusing on changes in market factors that may affect the value of traded instruments; transaction risk arising from problems with service or product delivery; compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; strategic risk resulting from adverse business decisions or improper implementation of business decisions; reputation risk that adversely affects earnings or capital arising from negative public opinion; cybersecurity risk related to the dependence of South State and Park Sterling on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, which subjects each company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; economic downturn risk resulting from changes in the credit markets, greater than expected noninterest expenses, excessive loan losses and other factors and the implementation of federal spending cuts currently scheduled to go into effect; and other factors that may affect future results of South State and Park Sterling. Additional factors that could cause results to differ materially from those described above can be found in South State’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of South State’s website, http://www.southstatebank.com, under the heading “SEC Filings” and in other documents South State files with the SEC, and in Park Sterling’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the “Investor Relations” page linked to Park Sterling’s website, http://www.parksterlingbank.com, under the heading “Regulatory Filings” and in other documents Park Sterling files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither South State nor Park Sterling assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed transaction between South State and Park Sterling, South State will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of South State and Park Sterling and a Prospectus of South State, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving South State and Park Sterling will be submitted to Park Sterling’s shareholders and South State’s shareholders for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Shareholders of South State and shareholders of Park Sterling are urged to read the registration statement and the joint proxy statement/prospectus regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about South State and Park Sterling, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to South State Corporation, 520 Gervais Street, Columbia, South Carolina 29201, Attention: John C. Pollok, Senior Executive Vice President, CFO and COO, (800) 277-2175 or to Park Sterling Corporation, 1043 E. Morehead Street, Suite 201, Charlotte, North Carolina 28204, Attention: Donald K. Truslow, (704) 323-4292.

Participants in THE Solicitation

South State, Park Sterling and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding South State’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 6, 2017, and certain of its Current Reports on Form 8-K. Information regarding Park Sterling’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 13, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

For Immediate Release

Contact Information:	South State Corporation

	Analyst Contact	Media Contact
	Jim Mabry	Kellee McGahey
	(843) 529-5593	(843) 529-5574